UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2017

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

On May 9, 2017, Liberty Media Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2017.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended March 31, 2017, are being furnished to the SEC.

Item 7.01. Regulation FD Disclosure.

On May 9, 2017, the Company issued a press release announcing that Chase Carey, Chairman and CEO of Formula 1, will be presenting at the Barclays Americas Select Franchise Conference on Tuesday, May 16 at 7:45 a.m. BST / 2:45 a.m. EDT at the Langham Hotel in London.  During his presentation, Mr. Carey may make observations regarding Formula 1’s financial performance and outlook, as well as other forward looking matters.

This Item 7.01 and the press release attached hereto as Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated May 9, 2017, regarding the earnings press release.
99.2	Press Release dated May 9, 2017, regarding the Barclays presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 9, 2017, regarding the earnings press release.
99.2	Press Release dated May 9, 2017, regarding the Barclays presentation.